PROSPECTUS SUPPLEMENT #11                       FILED PURSUANT TO RULE 424(b)(3)
(TO PROSPECTUS DATED JUNE 7, 2000)                    REGISTRATION NO. 333-32228

                               EXCITE @HOME LOGO

                              AT HOME CORPORATION

                         $500,000,000 PRINCIPAL AMOUNT
                 4 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2006

                        SHARES OF SERIES A COMMON STOCK
                     ISSUABLE UPON CONVERSION OF THE NOTES

                           -------------------------

This prospectus supplement relates to the resale by the holders of 4 3/4% Convertible Subordinated Notes due 2006 of Excite@Home and the shares of Series A common stock of Excite@Home issuable upon the conversion of the notes.

You should read this prospectus supplement in conjunction with the prospectus dated June 7, 2000, which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the prospectus.

The information in the table appearing under the heading "Selling
Securityholders" in the prospectus is superseded in part by the information appearing in the table below:

                                                                                    SHARES OF      SHARES OF
                                                      PRINCIPAL                      SERIES A      SERIES A
                                                   AMOUNT OF NOTES                    COMMON        COMMON
                                                    BENEFICIALLY     PERCENTAGE       STOCK       STOCK THAT
                                                     OWNED THAT       OF NOTES     BENEFICIALLY       MAY
                      NAME                           MAY BE SOLD     OUTSTANDING      OWNED         BE SOLD
                      ----                         ---------------   -----------   ------------   -----------
Banque Ferrier Lullin & Cie SA...................      $50,000            *            884            884

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* Less than 1%
                           -------------------------

INVESTING IN OUR CONVERTIBLE SUBORDINATED NOTES OR OUR SERIES A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 2 OF THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus supplement is October 13, 2000.